CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Information" and to the use of our report dated December 13, 1996 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of State Farm Municipal Bond Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 (File No. 2-58161) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2727).





                                       ERNST & YOUNG LLP


Chicago, Illinois
March 14, 1997